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                 CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS
                                ATTORNEYS AT LAW
                          1200 SMITH STREET, SUITE 1400
                            HOUSTON, TEXAS 77002-4496
                          (713) 658-1818 (800) 342-5829
                          (713) 658-2553 (FAX) HOUSTON
                         www.chamberlainlaw.com ATLANTA

                                                                   EXHIBIT 5.1.1

                                January 23, 2004



Apache Corporation
Apache Finance Canada Corporation

c/o Apache Corporation
2000 Post Oak Blvd.
Suite 100
Houston, Texas 77056-4400

         Re:      Form S-4 Registration Statement
                  Registration Nos. 333-107934 and 333-107934-01

Ladies and Gentlemen:

         We have acted as counsel in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement") in connection with the proposed issuance of up to $350,000,000 aggregate principal amount of the 4.375% Notes due 2015 (the "Exchange Notes") of Apache Finance Canada Corporation, an unlimited liability company organized under the laws of the Province of Nova Scotia (the "Company"), and the guarantees of the Exchange Notes (the "Exchange Guarantees") by Apache Corporation, a Delaware corporation (the "Guarantor"), each registered under the Securities Act of 1933, as amended (the "Act"), in exchange for up to $350,000,000 aggregate principal amount of the Company's outstanding 4.375% Notes due 2015 (the "Outstanding Notes") and the related guarantees thereof by the Guarantor (the "Outstanding Guarantees"). The Exchange Notes and the Exchange Guarantees are issuable under an Indenture, dated as of November 23, 1999 (the "Indenture"), among the Company, the Guarantor and JPMorgan Chase Bank, as trustee (the "Trustee").

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

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Apache Corporation
Apache Finance Canada Corporation
January 23, 2004
Page 2 of 3


         In connection herewith, we have examined the Registration Statement and such other documents and instruments, and made such other examination of law or fact, as we have deemed necessary or appropriate for the expression of the opinions contained herein.

         In our examination, we have assumed the authenticity and completeness of all records, certificates and other instruments represented to us to be originals, the conformity to original documents of all records, certificates, and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing and subject to the limitations set forth herein, we are of the opinion that:

         1. When the Exchange Notes have been duly executed and delivered by the Company, authenticated by the Trustee and delivered against surrender and cancellation of a like aggregate principal amount of the Outstanding Notes, as contemplated in the Registration Rights Agreement among the Company, the Guarantor and the initial purchasers named therein (the "Registration Rights Agreement"), and as described in the prospectus included in the Registration Statement, the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. The Exchange Guarantees have been duly authorized by the Guarantor, and when (a) the Exchange Notes have been duly executed and delivered by the Company, authenticated by the Trustee and delivered against surrender and cancellation of a like aggregate principal amount of the Outstanding Notes and related Outstanding Guarantees, as contemplated by the Registration Rights Agreement and as described in the prospectus included in the Registration Statement, and (b) the Exchange Guarantees have been duly executed and delivered by the Guarantor, the Exchange Guarantees will constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

         The opinions expressed above regarding validity, binding effect and enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and enforceability may be limited by general equitable principles. We call to your attention that the making of payments may be subject to governmental authority to limit, delay or prohibit the making of payments outside the United States.

         The opinions set forth above are limited in all respects to matters of Texas law and to the Delaware General Corporation Law. With your consent, we have relied solely on the opinion of McInnes Cooper, filed as Exhibit 5.2 to the Registration Statement, as to matters governed by the laws of Canada and the Province of Nova Scotia. In rendering the opinions expressed above regarding the enforceability of the Exchange Notes and the Exchange Guarantees, with your

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Apache Corporation
Apache Finance Canada Corporation
January 23, 2004
Page 3 of 3

consent we have relied solely on the opinions of Sidley Austin Brown & Wood LLP, dated the date of this letter and filed as Exhibit 5.1.2 to the Registration Statement, to the extent such opinions concern the laws of the State of New York. We have not made an independent examination of the laws of Canada, the Province of Nova Scotia or the State of New York, respectively.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ CHAMBERLAIN HRDLICKA WHITE
                                                WILLIAMS & MARTIN